EXHIBIT 23.2

                       Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Empi, Inc. 1997 Employee Stock Purchase Plan of our report dated January 31, 1996 with respect to the consolidated financial statements and schedule of Empi, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.




                                                       /s/ Ernst & Young LLP
                                                         ERNST & YOUNG LLP



Minneapolis, Minnesota
December 17, 1996